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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KTI, Inc. Directors' Stock Option Plan of our reports dated March 6, 1998 (except for Note 18 as to which the date is March 23, 1998) and February 7, 1997 with respect to the consolidated financial statements and schedule of KTI, Inc. and the financial statements of Penobscot Energy Recovery Company, Limited Partnership (a Maine limited partnership), respectively, included in the Annual Report (Form 10-K) of KTI, Inc. for the year ended December 31, 1997, and of our report dated January 16, 1998 with respect to the consolidated financial statements of Prins Recycling Corp. (debtor-in-possession) included in the Current Report (Form 8-K, dated November 14, 1997, as amended by Form 8-K/A) of KTI, Inc., as filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP



Hackensack, New Jersey
June 4, 1998